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                                 EXHIBIT 01.8K.2



FOR IMMEDIATE RELEASE:     March 1, 2001

CONTACTS:
Stephen R. Roark                                     Carl Thompson
President and Chief Financial Officer                Chief Executive Officer
Stan Politano                                        Carl Thompson Associates
Vice President                                       800-959-9677
Black Hawk Gaming & Development Co., Inc.
303-582-1117


                     BLACK HAWK GAMING & DEVELOPMENT COMPANY
                          ANNOUNCES ACQUISITION UPDATE

BLACK HAWK, Colorado - - Black Hawk Gaming & Development Company, Inc. (Nasdaq National Market: BHWK), owner and operator of the Gilpin Hotel Casino in Black Hawk, Colorado, The Gold Dust West Casino in Reno, Nevada, and 75% owner and operator of The Lodge Casino at Black Hawk, today announced that the Special Committee of Black Hawk Gaming's Board of Directors has informed the Company that it has had discussions with Jeffrey P. Jacobs, who on February 27, 2001 announced an offer to acquire all of the common shares of Black Hawk that he does not currently own at $11.00 cash per share. Mr. Jacobs indicated that he would withdraw his offer on March 26, 2001, rather than March 19, 2001 as earlier reported, if an acquisition agreement has not been executed by that date.

NOTE: News releases and other information about Black Hawk Gaming & Development are available at http://www.bhwk.com


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